EXHIBIT 10.2

AMENDMENT NO. 1 TO

PARAMOUNT GROUP, INC.

EXECUTIVE SEVERANCE PLAN

THIS AMENDMENT NO. 1 (this “Amendment”) to the Paramount Group, Inc. Executive Severance Plan (the “Plan”) is adopted by the Board of Directors (the “Board”) of Paramount Group, Inc., a Maryland corporation (the “Company”), effective as of September 17, 2025 (the “Amendment Effective Date”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, the Company currently maintains the Plan;

WHEREAS, pursuant to Section 8 of the Plan, the Company may amend or terminate the Plan at any time; and

WHEREAS, the Board believes it is in the best interests of the Company to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Amendment Effective Date.

AMENDMENT

1. Section 2 of the Plan (Definitions) is hereby amended by adding the following subclause (f):

“(f) “Severance Benefit (CIC)” shall mean the sum of (i) two times the sum of (a) the Covered Executive’s then current base salary plus (b) the Covered Executive’s then current annual short-term incentive compensation program target bonus opportunity and (ii) an amount equal to the monthly employer contribution that the Employer would have paid to provide health and dental insurance for the Covered Executive if the Covered Executive had remained employed by the Employer for an additional 12 months.”

2. Section 2 of the Plan (Definitions) is hereby amended by adding the following subclause (g):

“(g) “Severance Benefit (Non-CIC)” shall mean the sum of (i) (a) the Covered Executive’s then current base salary plus (b) the Covered Executive’s most recent annual short-term incentive compensation program bonus and (ii) an amount equal to the monthly employer contribution that the Employer would have paid to provide health and dental insurance for the Covered Executive if the Covered Executive had remained employed by the Employer for an additional 12 months.”

3. Section 3 of the Plan (Severance Benefit) is hereby deleted and replaced in its entirety with the following:

“Severance Benefit.

(a) Severance (Outside of the CIC Period). In the event a Covered Executive’s employment is terminated outside of the CIC Period (as defined below) by the Employer for reasons other than a termination of employment by the Employer for Cause, the Covered Executive’s death or the Covered Executive’s Disability, then subject to the Covered Executive signing a separation agreement containing, among other provisions, a mutual release of claims and non-disparagement, noncompete and nonsolicit provisions as set forth in Section 4 herein, confidentiality and return of property, in a form and manner satisfactory to the Employer (the “Separation Agreement and Release”) and the Separation Agreement and Release becoming irrevocable, all within 30 days after the date of termination, (i) the Covered Executive shall receive a lump-sum severance amount equal to the Severance Benefit (Non-CIC) and (ii) the Covered Executive shall receive an annual short-term incentive compensation program bonus for the calendar year in which the effective date of termination occurs, based on actual performance of applicable Company-specific performance goals for such year (if determinable, otherwise such goals will be measured at target level of performance) and target level of performance for individual-specific performance goals, but such bonus shall be pro-rated based upon the number of days in the calendar year of termination through the effective date of termination relative to 365 days (the “Pro-Rata Bonus”). The Severance Benefit (Non-CIC) shall be paid in a lump sum within 30 days of the date of termination; provided, however, that if the 30-day period begins in one calendar year and ends in a second calendar year, such amount shall be paid in the subsequent calendar year by the last day of such 30-day period. The Pro-Rata Bonus (if any) will be paid when annual short-term incentive compensation program bonuses for the year of termination are paid generally to the Company’s senior executives.

(b) Severance (CIC Period). In the event a Covered Executive’s employment is terminated during the period beginning on the date of a Change in Control (as such term is defined in the Paramount Group, Inc. 2024 Equity Incentive Plan) and ending on the first anniversary of such Change in Control (the “CIC Period”) by the Employer for reasons other than a termination of employment by the Employer for Cause, the Covered Executive’s death or the Covered Executive’s Disability, then subject to the Covered Executive signing a Separation Agreement and Release and the Separation Agreement and Release becoming irrevocable, all within 30 days after the date of termination, (i) the Covered Executive shall receive a lump-sum severance amount equal to the Severance Benefit (CIC) and (ii) the Covered Executive shall receive an annual short-term incentive compensation program bonus for the calendar year in which the effective date of termination occurs, based on (A) actual performance through the termination date of applicable Company-specific performance goals for such year (if determinable, otherwise such goals will be measured at target level of performance) and (B) target level of performance for individual-specific performance goals, and in each case pro-rated based upon the number of days in the calendar year of termination through the effective date of termination relative to 365 days. The amounts described in this Section 3(b) shall be paid in a lump sum within 30 days of the date of termination; provided, however, that if the 30-day period begins in one calendar year and ends in a second calendar year, such amount shall be paid in the subsequent calendar year by the last day of such 30-day period.”

4. Schedule A of the Plan is hereby deleted and replaced in its entirety with Schedule A attached hereto.

5. This Amendment shall be and, as of the Amendment Effective Date, is hereby incorporated into and forms a part of the Plan.

6. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

* * *

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Paramount Group, Inc. on September 17, 2025.

Executed on this 17th day of September, 2025.

By: /s/ Timothy C. Dembo

Name: Timothy C. Dembo

Title: Senior Vice President, General Counsel

SCHEDULE A

Ermelinda Berberi

Timothy Dembo